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                                                                    EXHIBIT 23.2

           CONSENT OF BEARD MILLER COMPANY LLP, INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 6, 2004, relating to the financial statements of The York Water Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ Beard Miller Company LLP

York, Pennsylvania
May 26, 2004